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                                                                    Exhibit 10.3

                          TOTAL NETWORK SOLUTIONS, INC.
                   AMENDED AND RESTATED 1998 STOCK OPTION PLAN

                                   ARTICLE ONE

                               GENERAL PROVISIONS

                  I.  PURPOSE OF THE PLAN

                  This Amended and Restated 1998 Stock Option Plan is intended to promote the interests of Total Network Solutions, Inc., a New York corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

                  Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

                  II. STRUCTURE OF THE PLAN

                  The Plan shall consist of an Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock.

                  III.   ADMINISTRATION OF THE PLAN

                  A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee. No member of the Board or the Committee shall be liable for any act done in good faith with respect to this Plan or any Incentive Option or Non-Statutory Option Agreement. All expenses of administering this Plan shall be borne by the Corporation.

                  B. The Plan Administrator shall have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option issuance thereunder.


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                  IV. ELIGIBILITY

                  A. The persons eligible to participate in the Plan are as follows:

                  (i) Employees of the Corporation or an Affiliate (including a corporation that becomes an Affiliate after the adoption of the Plan). However, only Employees of the Corporation (or any Parent or Subsidiary) are eligible to receive Incentive Options.

                  (ii) Non-employee members of the Board or the board of directors of any Parent or Subsidiary.

                  (iii) Consultants (and other independent advisors) who provide services to the Corporation (or any Affiliate, Parent or Subsidiary).

                  B. The Plan Administrator shall have full authority to determine, with respect to the option grants under the Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding.

                         V.  STOCK SUBJECT TO THE PLAN

                  A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 2,769,234 shares, provided that upon the occurrence of the Second Closing (as defined in the Purchase Agreement), the maximum number of shares of Common Stock permitted to be issued over the term of the Plan shall be automatically increased to 7,101,000 without further action of the Board or the stockholders of the Corporation.

                  B. The maximum number of shares of Common Stock with respect to which Incentive Options or Non-Statutory Options may be granted to any one Participant during any one calendar year shall be 1,000,000 shares.

                  C. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are canceled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise price paid per share, pursuant to the


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Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for issuance through one or more subsequent option grants under the Plan.

                  D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation's preferred stock into shares of Common Stock.

                                   ARTICLE TWO

                              OPTION GRANT PROGRAM

         I. OPTION TERMS

         Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

         A. EXERCISE PRICE.

         1. The exercise price per share shall be fixed by the Plan Administrator and may be less than, equal to or greater than the Fair Market Value per share of Common Stock on the option grant date.

         2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Three and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Payment of the exercise price for the purchased shares must be made on the Exercise Date.

         B. EXERCISE AND TERM OF OPTIONS.

         1. Each option shall vest and shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of


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ten (10) years measured from the option grant date. Subject to Section I.E of this Article Two, an option will be exercisable only to the extent that it is vested on the Exercise Date.

         2. The option holder must provide written notice to the Secretary of the Corporation of the exercise of options granted under the Plan and the number of options so exercised. An option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the option could be exercised. An option may not be exercised with respect to fractional shares of Common Stock. A partial exercise of an option shall not affect the right to exercise the option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the option.

         C. EFFECT OF TERMINATION OF SERVICE.

         1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                  (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term. However, if the option would then expire during the Pooling Period and the Common Stock received upon the exercise of the option would be subject to the Pooling Period transfer restrictions, then the right to exercise the Option will expire ten (10) calendar days after the end of the Pooling Period. "Pooling Period" means the period in which property is subject to restrictions on transfer in compliance with the "Pooling of Interests Accounting" rules set forth in the Securities and Exchange Commission Accounting Series Releases 130 and 135.

                  (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                  (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease


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                  to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                  (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate and be forfeited by the Optionee immediately and cease to be outstanding.

                  (v) In the event of an involuntary Termination following a Corporate Transaction, the provisions of Section III of this Article Two shall govern the period for which the outstanding options are to remain exercisable following the Optionee's cessation of Service and shall supersede any provisions to the contrary in this section.

                  2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                  (i) Extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                  (ii) Permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service. In the absence of any such specification by the Plan Administrator, options granted under the Plan shall nevertheless automatically accelerate upon a Termination of the Optionee's Service to the extent provided in any written employment agreement between the Corporation and the Optionee.

                  D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

                  E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares (which, unless otherwise specified shall be the vesting schedule applicable to the options upon exercise of which such shares were


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purchased)) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

                  F. FIRST REFUSAL RIGHTS. Until such time as the Common Stock is first registered under Section 12(g) of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition for value by the Optionee (or any successor in interest) of any shares of Common Stock issued under the Option Grant Program, subject and subordinate to any such rights granted to third parties pursuant to the Purchase Agreement, any agreements executed pursuant to the Purchase Agreement or any other agreement to which the Corporation is a party and which has been approved by the Corporation's Board of Directors. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

                  G. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.

                  II. INCENTIVE OPTIONS

                  The terms specified below shall be applicable to all options that are specifically designated as Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options.

                  A. ELIGIBILITY. Incentive Options may only be granted to Employees.

                  B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  C. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date and the option term shall not exceed five (5) years measured from the option grant date.

                  D. STOCK CERTIFICATE LEGENDS. The Corporation may require that certificates evidencing shares of Common Stock purchased upon the exercise of Incentive Stock Options issued under the Plan be endorsed with a legend in substantially the following form:

                           The shares evidenced by this certificate may not be sold or transferred prior to ________, 19__ in the absence the absence of a written statement from the Corporation to the effect that the Corporation is aware of the facts of such sale or transfer.


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                  The blank contained in this legend shall be filled in with the date that is the later of (i) one year and one day after the date of exercise of such Incentive Option or (ii) two years and one day after the date of the grant of such Incentive Option. Upon delivery to the Corporation, at its principal executive office, of a written statement to the effect that such shares have been sold or transferred prior to such date, the Corporation does hereby agree to promptly deliver to the transfer agent for such shares a written statement to the effect that the Corporation is aware of the fact of such sale or transfer.

                  E. DISPOSITION OF STOCK. An Optionee shall notify the Corporation of any sale or other disposition of Common Stock acquired pursuant to an Incentive Option if such sale or disposition occurs (i) within two years of the grant of an Incentive Option or (ii) within one year of the issuance of the Common Stock to the Optionee. Such notice shall be in writing and directed to the Secretary of the Corporation.

                  III.   CORPORATE TRANSACTION

                  A. The existence of outstanding options issued under this Plan shall not affect the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  B. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.


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                  C. All outstanding repurchase rights shall also terminate
automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

                  D. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

                  E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

                  F. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration, in whole or in part, of one or more outstanding options (and the automatic termination, in whole or in part, of one or more outstanding repurchase rights, with the immediate vesting of the shares of Common Stock subject to those terminated rights) upon the occurrence of (i) a Corporate Transaction, whether or not those options are to be assumed or replaced (or those repurchase rights are to be assigned) in the Corporate Transaction or (ii) a change of control transaction (as defined by the Plan Adminstrator and set forth in the documents establishing the terms of such options) that is not a Corporate Transaction.

                  G. The Plan Administrator shall also have full power and authority to grant options under the Plan which will automatically accelerate in whole or in part should the Optionee's Service subsequently terminate by reason of an involuntary Termination within a designated period (not to exceed eighteen
(18) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced or the effective date of a change of control transaction and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of a period determined by the Plan Administrator (not to exceed one (1) year measured from the effective date of the involuntary Termination).

                  IV. CANCELLATION AND REGRANT OF OPTIONS


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                  The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Option Grant Program and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

                                  ARTICLE THREE

                                  MISCELLANEOUS

                  I.  FINANCING

                  A. The Plan Administrator may permit any Optionee or Participant to pay the option exercise price for shares issued under the Plan by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the SUM of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise.

                  B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

                  C. The Optionee or Participant may pay the option exercise price for shares issued under the Plan, as well as any federal, state and local income and employment tax liability arising in connection with such exercise, by surrendering or electing to have withheld by the Corporation shares of capital stock of the Corporation previously acquired by the Optionee or Participant, except that the Plan Administrator may restrict the Optionee's or Participant's right to so surrender or elect to the extent that such restrictions are determined by the Plan Administrator in its sole discretion to be necessary in order to avoid adverse accounting consequences to the Corporation. The Plan Administrator may also permit any Optionee or Participant to pay the option exercise price for shares issued under the Plan by other means, including, on and after the date of the initial public offering of the Corporation's Common Stock, through a sale and remittance procedure established by the Corporation.

                  II. EFFECTIVE DATE AND TERM OF THE PLAN

                  A. The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the


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Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

                  B. The Plan shall terminate upon the EARLIEST of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options or the issuance of shares (whether vested or unvested) under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all options outstanding under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options.

                  III.   AMENDMENT OF THE PLAN

                  A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect any rights and obligations with respect to options at the time outstanding under the Plan, unless the Optionee consents to such amendment or modification. In addition, the Board shall not, without the approval of the Corporation's stockholders, (i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) materially modify the eligibility requirements for Plan participation or (iii) materially increase the benefits accruing to Plan participants.

                  B. Options to purchase shares of Common Stock may be granted under the Plan that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Plan are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan or increasing the maximum number of shares of Common Stock with respect to which any one Participant may be granted options in any one calendar year. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be Outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short-Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically canceled and cease to be outstanding.

                  IV. USE OF PROCEEDS


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                  Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

                  A.  WITHHOLDING

                  The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

                  V.  REGULATORY APPROVALS

                  The implementation of the Plan, the granting of any option under the Plan and the issuance of shares of Common Stock upon the exercise of any option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan and the options granted under it. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance.

                  VI. NO EMPLOYMENT OR SERVICE RIGHTS

                  Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.


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                                    APPENDIX

                  The following definitions shall be in effect under the Plan:

         A. AFFILIATE shall mean (i) any entity that directly or indirectly, is controlled by, or controls or is under common control with the Corporation, and
(ii) any entity in which the Corporation has a significant equity interest, in either case determined by the Committee

         B. BOARD shall mean the Corporation's Board of Directors.

         C. CODE shall mean the Internal Revenue Code of 1986, as amended.

         D. COMMITTEE shall mean a committee of two (2) or more Board members meeting the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and Treasury Regulation 162.1-27(e)(iii) appointed by the Board to exercise one or more administrative functions under the Plan.

         E. COMMON STOCK shall mean the Corporation's common stock.

         F. CONSULTANT means any person performing consulting or advisory services for the Corporation (or any Affiliate, Parent or Subsidiary), with or without compensation, to whom the Committee chooses to grant a Non-Statutory Option in accordance with the Plan.

         G. CORPORATE TRANSACTION shall mean either of the following stockholder approved transactions to which the Corporation is a party:

                  (a) a merger or consolidation in which (i) the Corporation is not the surviving corporation or (ii) securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are issued or transferred to persons holding securities of the non-surviving corporation (whether or not such persons are also securityholders of the Corporation), or

                  (b) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

         H. CORPORATION shall mean Total Network Solutions, Inc., a New York corporation, and any corporate successor to all or substantially all of the assets or voting stock of Total Network Solutions, Inc. which shall by appropriate action adopt the Plan.

         I. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Affiliate, Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.


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

         J. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

         K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (a) If the Common Stock is at the time traded on the NASDAQ National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system.

                  (b) If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (c) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (d) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the NASDAQ National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

         L. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

         M. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

         (a) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

         (b) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility or (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%), provided and only if such change or reduction is effected by the Corporation without the individual's consent.

         N. MISCONDUCT shall deemed to include all of the acts and circumstances constituting "Cause" within the meaning of the Form of Shareholders Agreement annexed as Exhibit B to the Purchase Agreement.

         O. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

         P. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

         Q. OPTION GRANT PROGRAM shall mean the option grant program in effect under the Plan.

         R. OPTIONEE shall mean any person to whom an option is granted under the Option Grant Program.

         S. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         T. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

         U. PURCHASE AGREEMENT shall mean the Series A Senior Redeemable Preferred Stock and Common Stock Purchase Agreement dated as of August 7, 1998, among the Corporation, Morgan Stanley Venture Investors III, L.P., Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Partners Entrepreneur Fund, L.P. and Merritt Lutz.

         V. PERMANENT DISABILITY shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

         W. PLAN shall mean the Corporation's Amended and Restated 1998 Stock Option Plan, as set forth in this document.

         X. PLAN ADMINISTRATOR shall mean either the Board or the Committee, to the


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extent the Committee is at the time responsible for the administration of the
Plan.

         Y. SERVICE shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option.

         Z. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

         AA. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         BB. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

         CC. TERMINATION means with respect to an individual the last to occur of termination of an Employee's employment with the Corporation and its Affiliates, the termination of a Director's membership on the Board and the termination of a Consultant's consulting relationship with the Corporation and its Affiliates.


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